Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of February 23, 2021, is entered into between Sichuan RiZhanYun Jisuan Co., Ltd., a company incorporated in the People’s Republic of China (“Seller”), and Code Chain New Continent Limited, a Nevada corporation (“Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller is the owner of 10,000 Bitmain Antminer S9 model (the “Assets”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Assets, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Assets.

Section 1.02 Liabilities. Subject to the terms and conditions set forth herein, Buyer shall not assume and shall not be responsible to pay, perform, or discharge no liabilities, obligations, or commitments of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise, of the Assets.

Section 1.03 Title. All right, title and interest to the Assets shall pass to Buyer, free and clear of Encumbrances (as defined in Section 3.02) on the Closing Date (as defined in Section 2.01) by operation of law.

Section 1.04  Warranty. Seller hereby transfers and assigns to Buyer any and all warranties with respect to the Assets to Seller in connection with its original purchase of the Assets, and Seller provides the Buyer with full benefit of the warranty over the lifetime of assets.

Section 1.05 Expenses. Seller shall retain only physical possession of and manage the operation and upkeep of the Assets after the Closing Date. All costs and expenses incurred in connection with the operation of the Assets shall be paid by the Seller.

Section 1.06 Revenue. Seller to cause revenue and any other source of income from the operation of the Assets to be paid to the Buyer, payable in cryptocurrency to be deposited into a cryptocurrency wallet held by the Buyer on a daily basis.

Section 1.07 Due Diligence. Prior to the Closing (as defined in Section 2.01), Seller agrees to use commercially reasonable efforts to deliver to Buyer, those due diligence items (“Due Diligence Items”) as reasonably requested by the Buyer. Buyer shall have at least thirty (30) days (“Due Diligence Period”) from receipt of all of the Due Diligence Items to review and to approve the Due Diligence Items and any other information or documentation it acquires prior to the expiration of the Due Diligence Period. If Buyer, in its sole discretion, does not approve any of the Due Diligence Items or any of the information provided to Buyer pursuant to this section or any information or documentation it otherwise acquires at any time, Buyer, at its option, may terminate this Agreement by written notice to Seller, whereupon this Agreement shall become null and void and of no further force and effect. However, in lieu of such immediate termination of this Agreement, Buyer may at its option, notify Seller in writing of those matters as to which it has concerns and extend the Due Diligence Period and Asset Buyer’s right to terminate this Agreement for a period of an additional thirty (30) days in order to give the parties the opportunity to resolve such concerns. Buyer’s failure to terminate this Agreement pursuant to this Section 1.4 shall not affect Buyer’s right to require the satisfaction of all conditions to closing set forth in this Agreement.

Section 1.08 Purchase Price. Subject to the completion of a final valuation report to be provided by a valuation firm mutually agreed by the parties (the “Valuation Report”), the aggregate purchase price for the Assets shall be RMB24,000,000 (the “Purchase Price”), or equivalent in US Dollar. The Purchase Price may be adjusted by the Valuation Report and shall be payable to the Seller on the Closing Date (as defined in Section 2.01).

Section 1.09 Performance Bonus. Within thirty (30) days after the expiration of the Term (as defined in Section 5.01) of this Agreement, Buyer shall pay to Seller the following bonus upon the achievement by the operation of the Assets of the following events during the one year following the Closing Date (“Valuation Period”):

(a) RMB56,000,000 worth of common stock of Buyer (the “Bonus Shares”) if the Assets generate an average net profit per day per machine on behalf of Buyer during the Valuation Period (“Daily Profit”) that is equal to RMB 150,000.

(b) If the Daily Profit is less than RMB 150,000, the Buyer shall issue to the Seller the Bonus Shares on a pro rata basis.

(c) If the Daily Profit is more than RMB 150,000, the Buyer shall issue to the Seller additional shares of common stock in proportion to the amount that is in excess.

(d) Bonus Shares issuable under this Section 1.04 shall in no event more than 19.99% of the total shares issued and outstanding of Buyer as of the date of this Agreement.

ARTICLE II

Closing

Section 2.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall be subject to completion of satisfactory legal and financial due diligence of the Buyer and take place at such other time or place or in such other manner as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

ARTICLE III

Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the PRC. Seller has full corporate power and authority to enter into this Agreement and the and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, board, and shareholder action on the part of Seller. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller or the Assets; (c) require the consent, notice, declaration, or filing with or other action by any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (“Person”) or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract to which Seller is a party or by which Seller is bound or to which any of the Assets are subject (including any Assigned Contract); or (e) result in the creation or imposition of any charge, claim, pledge, equitable interest, lien, security interest, restriction of any kind, or other encumbrance (“Encumbrance”) on the Assets.

Section 3.03 Title to Assets. Seller has good and valid title to all of the Assets, free and clear of Encumbrances.

Section 3.04 Condition and Sufficiency of Assets. Each item of Assets shall be brand new and free of repair and prior use, and is adequate for the uses to which it is being put, and no item of Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. During the Term (as defined in Section 5.01) of this Agreement, there will be no restrictions on the Buyer’s right or ability to modify, relocate, or dispose of the Assets as the Buyer sees fit.

Section 3.05 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by Seller: (i) relating to or affecting the Assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders against, relating to, or affecting the Assets.

Section 3.06 Compliance with Laws. Seller is in compliance with all Laws applicable to the use of the Assets.

Section 3.07 Regulatory Approvals. No regulatory approval or filing with, notice to, or waiver from any governmental authority is required to be obtained or made by Seller: (a) in connection with the execution and delivery of, and performance by Seller of its obligations under, this Agreement or the consummation of the transactions contemplated hereby; (b) to transfer any and all rights and benefits thereunder to Buyer; or (c) to the knowledge of the Seller, to permit the Buyer to operate the Assets as contemplated.

Section 3.08 Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by Seller and the completion of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

(a) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of Seller; or

(b) an event which, pursuant to the terms of any contract or license, would cause any right or interest of Seller to come to an end or be amended in any way that is detrimental to the Assets or the business of Buyer.

Section 3.09 Intellectual Property.  The Assets do not violate or infringe the intellectual property of any third party and Buyer will have all rights to intellectual property (without the need to make any payments in connection therewith) required to operate the Assets in the manner currently contemplated.

Section 3.10 Warranty Matters.  There have not been any warranty claims made against Seller in respect of its business or sales of miners or for which Seller was responsible in the 24 months prior to the date hereof.

Section 3.11 Full Disclosure. No representation or warranty by Seller in this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other organizational documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order.

Section 4.03 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

ARTICLE V

term

Section 5.01 Term. The term of this Agreement (the “Term”) commences on the date first written above and continues thereafter until the one-year anniversary of the Closing Date, unless and until sooner terminated by Seller as provided in Section 1.05.

ARTICLE VI

Miscellaneous

Section 6.01 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Section 6.02 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.03 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 6.04 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the statements in the body of this Agreement will control.

Section 6.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.06 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 6.07 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.08 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Sichuan RiZhanYun Jisuan Co., Ltd.

/corporate seal/

Code Chain New Continent Limited

By	/s/ Weidong (David) Feng
Name:	Weidong (David) Feng
Title:	Co-CEO